As filed with the Securities and Exchange Commission on December 10, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________

ULTICOM, INC.

(Exact name of registrant as specified in its charter)

_____________

New Jersey	22-2050748
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1020 Briggs Road Mount Laurel, New Jersey	08054
(Address of Principal Executive Offices)	(Zip Code)

_____________

ULTICOM, INC. 2005 STOCK INCENTIVE COMPENSATION PLAN

1998 STOCK INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Shawn Osborne

President and Chief Executive Officer

Ulticom, Inc.

1020 Briggs Road

Mount Laurel, New Jersey 08054

(Name and address of agent for service)

(856) 787-2700

(Telephone number, including area code, of agent for service)

_____________

Copies to:

Marita Makinen, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

_____________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	250,000	$21.20(3)	$2,167,325	$121
Common Stock, no par value	728,057	$27.64(4)	$20,123,495	$1,123

(1) The number of shares being registered under this registration statement represents (i) 250,000 shares of common stock (the “Common Stock” of Ulticom, Inc. (the “Company”) issuable pursuant to existing or future awards under the Ulticom, Inc. 2005 Stock Incentive Compensation Plan (the “2005 Plan”) and (ii) 728,057 shares issuable pursuant to existing awards under the Company’s 1998 Stock Incentive Compensation Plan (the “1998 Plan”, together with the 2005 Plan, the “Plans”).

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement covers such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the terms of the Plans.

(3) With respect to the 250,000 shares of Common Stock issuable pursuant to awards under the 2005 Plan, in accordance with Rule 457(h) of the Securities Act, the registration fee for (A) 1,375 shares issuable pursuant to existing awards is based on a weighted average exercise price of $21.20 per share and (B) 248,625 shares issuable pursuant to future awards under the 2005 Plan is based on the average of the high and low prices of the Registrant’s Common Stock reported by the NASDAQ Stock Market LLC on December 7, 2009, which was $8.60.

(4) With respect to the 728,057 shares of Common Stock issuable pursuant to existing awards under the 1998 Plan, in accordance with Rule 457(h) of the Securities Act, the registration fee is based on the weighted average exercise price for outstanding awards of $27.64.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I of Form S-8 constituting the requirements of a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8. Such information is not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission by Ulticom, Inc. (the “Company”) are incorporated by reference in this Registration Statement:

(A) Annual Report on Form 10-K covering the fiscal years 2005, 2006, 2007 and 2008 (years ended January 31, 2006, 2007, 2008 and 2009);

(B) Quarterly Reports on Form 10-Q covering the fiscal quarters ended April 30, 2009, July 31, 2009 and October 31, 2009;

(C) Current Reports on Form 8-K filed on April 2, 2009, May 1, 2009, May 11, 2009, June 18, 2009, September 15, 2009, October 30, 2009 (excluding Item 2.02 thereof) and November 17, 2009; and

(D) Description of the Company’s Common Stock, no par value, contained in the registration statement on Form 8-A, filed with the Commission on November 23, 2009, including any amendment or report filed for the purpose of updating that description.

All reports and other documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents; however, until expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of New Jersey. The New Jersey Business Corporation Act provides for the power to indemnify any directors, officers, employees and agents and to purchase and maintain insurance with respect to liability arising out of their capacity or status as directors, officers, employees and agents. The indemnification provisions are not exclusive of any other rights to which directors and officers may be entitled under a corporation’s certificate of incorporation or bylaws, any agreement, a vote of stockholders or otherwise.

The Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) provides that every person who:

•

is or was a director, officer, employee or agent of ours or of any constituent corporation absorbed by us in a consolidation or merger, or the legal representative of any such director, officer, employee or agent, or

•

is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at our request, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent shall be indemnified to the fullest extent permitted by law for all expenses and liabilities in connection with any proceeding involving such person in this capacity.

The Amended and Restated Certificate of Incorporation also provides that, during the pendency of any such proceeding, the Company will advance to the fullest extent permitted by law expenses incurred from time to time by an indemnified person in connection with the proceeding, subject to the Company’s receipt of an undertaking as required by law.

The Company’s Amended and Restated By-Laws also permit the Company to secure insurance on behalf of any officer, director, employee or agent for any liability asserted against or incurred by these individuals in their capacity, or arising out of their status, as an officer, director or employee of the Company, regardless of whether the New Jersey Business Corporation Act would permit indemnification.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
3.1

Amended and Restated Certificate of Incorporation of Ulticom, Inc. (Incorporated by reference to Exhibit 3.1 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-94873), filed on March 15, 2000, as amended).

3.2	Certificate of Amendment of Certificate of Incorporation of Ulticom, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 18, 2009).
3.3	Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 30, 2009).
5.1	Opinion of Flaster/Greenberg P.C.*
23.1	Consent of Flaster/Greenberg P.C. (included in Exhibit 5.1 hereto).*

23.2	Consent of Deloitte & Touche LLP.*
24.1	Power of Attorney of Andre Dahan.*
24.2	Power of Attorney of Paul Baker.*
24.3	Power of Attorney of John Bunyan.*
24.4	Power of Attorney of Michael Chill.*
24.5	Power of Attorney of Ron Hiram.*
24.6	Power of Attorney of Joel Legon.*
24.7	Power of Attorney of Rex McWilliams.*
24.8	Power of Attorney of Shefali Shah.*
99.1	Ulticom, Inc. 2005 Stock Incentive Compensation Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 20, 2005).
99.2	1998 Stock Incentive Compensation Plan (incorporated by reference from the Company’s Registration Statement on Form S-1, Registration No. 333-94873).
99.3

Form of Agreement evidencing a grant of stock options under the Ulticom, Inc. Stock Incentive Compensation Plans (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 10, 2004).

99.4	Form of Restricted Stock Award Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 5, 2006).
99.5

Form of Deferred Stock Award Agreement, evidencing a grant of deferred stock units under Ulticom, Inc.’s 2005 Stock Incentive Compensation Plan to Ulticom’s directors (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ending January 31, 2009).

*filed herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings in paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey, on this 10th day of December, 2009.

ULTICOM, INC.
Registrant

By:	/s/ Shawn K. Osborne
	Name:	Shawn K. Osborne
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Shawn K. Osborne	President and Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2009
Shawn K. Osborne
/s/ Mark Kissman	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 10, 2009
Mark Kissman
/s/ Andre Dahan	Chairman of the Board and Director	December 10, 2009
Andre Dahan
/s/ Paul Baker	Director	December 10, 2009
Paul Baker
/s/ John Bunyan	Director	December 10, 2009
John Bunyan
/s/ Michael Chill	Director	December 10, 2009
Michael Chill
/s/ Ron Hiram	Director	December 10, 2009
Ron Hiram
/s/ Joel Legon	Director	December 10, 2009
Joel Legon
/s/ Rex McWilliams	Director	December 10, 2009
Rex McWilliams
/s/ Shefali Shah	Director	December 10, 2009
Shefali Shah

EXHIBITS

Exhibit Number	Description
3.1

Amended and Restated Certificate of Incorporation of Ulticom, Inc. (Incorporated by reference to Exhibit 3.1 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-94873), filed on March 15, 2000, as amended).

3.2	Certificate of Amendment of Certificate of Incorporation of Ulticom, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 18, 2009).
3.3	Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 30, 2009).
5.1	Opinion of Flaster/Greenberg P.C.*
23.1	Consent of Flaster/Greenberg P.C. (included in Exhibit 5.1 hereto).*
23.2	Consent of Deloitte & Touche LLP.*
24.1	Power of Attorney of Andre Dahan.*
24.2	Power of Attorney of Paul Baker.*
24.3	Power of Attorney of John Bunyan.*
24.4	Power of Attorney of Michael Chill.*
24.5	Power of Attorney of Ron Hiram.*
24.6	Power of Attorney of Joel Legon.*
24.7	Power of Attorney of Rex McWilliams.*
24.8	Power of Attorney of Shefali Shah.*
99.1	Ulticom, Inc. 2005 Stock Incentive Compensation Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 20, 2005).
99.2	1998 Stock Incentive Compensation Plan (incorporated by reference from the Company’s Registration Statement on Form S-1, Registration No. 333-94873).
99.3

Form of Agreement evidencing a grant of stock options under the Ulticom, Inc. Stock Incentive Compensation Plans (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 10, 2004).

99.4	Form of Restricted Stock Award Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 5, 2006).
99.5

Form of Deferred Stock Award Agreement, evidencing a grant of deferred stock units under Ulticom, Inc.’s 2005 Stock Incentive Compensation Plan to Ulticom’s directors (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ending January 31, 2009).

*filed herewith